                                                                    EXHIBIT 4(b)

                     AMENDMENT NO. 1 TO DEBTOR IN POSSESSION
                           LOAN AND SECURITY AGREEMENT


         This Amendment No. 1 to Debtor in Possession Loan and Security Agreement, dated as of February 26, 2002 (this "Amendment"), is by and among (a) JACOBSON STORES INC., JACOBSON CREDIT CORP. and JACOBSON STORES REALTY COMPANY, each a debtor and debtor-in-possession (each individually a "Borrower" and collectively, the "Borrowers"); (b) FLEET RETAIL FINANCE, INC., a Delaware corporation, as administrative agent (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent") and as documentation agent (in such capacity, the "Documentation Agent") for the Lenders and (c) the Lenders party to the Loan and Security Agreement described below. Capitalized terms used herein without definition shall have the same meaning as in the Loan and Security Agreement.

         WHEREAS, the Borrowers, the Administrative Agent, the Documentation Agent, the Collateral Agent and the Lenders are parties to that certain Debtor in Possession Loan and Security Agreement, dated as of January 30, 2002 (as amended and in effect from time to time the "Loan and Security Agreement"), pursuant to which the Administrative Agent and the Lenders, upon the terms and conditions set forth therein, have agreed to make loans and otherwise extend credit to the Borrowers; and

         WHEREAS, the Borrowers and the Lenders have agreed to amend the Loan and Security Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Amendments to the Loan and Security Agreement.


                  SECTION 1.1 Definitions.


                  (a) Article 1: of the Loan and Security Agreement is hereby amended by deleting the definition of "Bankruptcy Breach" set forth such Article 1: in its entirety, and the Loan and Security Agreement is hereby further amended by deleting the reference to "Bankruptcy Breach" set forth in Section 16:16-4 and all other sections of the Loan and Security Agreement.

                  (b) Article 1: of the Loan and Security Agreement is hereby amended by deleting the definition of "Carve Out Reserve" set forth in such Article 1: in its entirety and substituting in lieu thereof the following new definition:

                  "'CARVE OUT RESERVE': The sum of (a) fees required to be paid pursuant to 28 U.S.C. Section 1930(a) and any fees and expenses payable by the Borrowers to the Clerk of the Bankruptcy Court and (b) the Professional Expense Cap."

                  (c) Article 1: of the Loan and Security Agreement is hereby further amended by deleting clause (A) of the definition of "Ineligible Professional Expenses" set forth in Article 1: in its entirety and substituting in lieu thereof the following clause (A):

                  "(A) preventing, hindering or delaying, whether directly or indirectly, the Lenders' or the Administrative Agent's enforcement or realization upon any of the Collateral".

                  (d) Article 1: of the Loan and Security Agreement is hereby further amended by adding the following new clause (d) to the definition of "Permitted Encumbrances" set forth in Article 1:

                  "(d) purchase money security interests in or purchase money mortgages on property acquired or leased, provided that the aggregate principal amount of Indebtedness secured by such purchase money security interests in or purchase money mortgages shall not exceed $50,000 at any time outstanding."

                  (e) Article 1: of the Loan and Security Agreement is hereby further amended by adding the following new clause (g) to the definition of "Permitted Indebtedness" set forth in Article 1:

                  "(g) Indebtedness incurred in connection with the acquisition of any property by any of the Borrowers or under any leases, provided that the aggregate principal amount of such Indebtedness shall not exceed $50,000 at any time outstanding."

                  (f) Article 1: of the Loan and Security Agreement is hereby further amended by deleting the definition of "Priority Professional Expenses" set forth in Article 1 in its entirety and substituting in lieu thereof the following new definition:

                  "'PRIORITY PROFESSIONAL EXPENSES': At the time of reference thereto, accrued and unpaid allowed fees, costs and reasonable expenses of the members of the Creditors' Committee and professionals retained in the Proceedings pursuant to Sections 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants, financial advisors and consultants retained by the Borrowers or the Creditors' Committee; provided, however, that the amount of Priority Professional Expenses shall not exceed the Professional Expense Cap for purposes of the Carve Out Reserve. The term does not include any Ineligible Professional Expenses or the expenses of any professionals engaged by members of the Creditors' Committee."

                  (g) Article 1: of the Loan and Security Agreement is hereby further amended by deleting the definition of "Professional Expense Cap" set forth in Article 1: in its entirety and substituting in lieu thereof the following new definition:

                  "'PROFESSIONAL EXPENSE CAP': $2,000,000 minus (a) any amounts deposited by the Administrative Agent to the Carve-Out Account (as defined in the Final

                  Borrowing Order) for Priority Professional Expenses and (b) after the occurrence and continuance of any Event of Default, any payment of accrued and unpaid allowed Priority Professional Expenses whether incurred prior to or following the occurrence and continuance of an Event of Default (other than payments made from (i) the Carve-Out Account (as defined in the Final Borrowing Order) or (ii) the application of retainers paid to professionals prior to the commencement of the Proceedings)."

         SECTION 1.2. Fees for L/C's. Section 2:2-20 of the Loan and Security Agreement is hereby amended by deleting clauses (a)(i) and (ii) in their entirety and substituting in lieu thereof the following new clauses (a)(i) and
(ii):

                  "(i) Documentaries: Four percent (4%) per annum.

                  (ii) Standbys: Four percent (4%) per annum."

         SECTION 1.3. Business Plan. The Loan and Security Agreement is hereby amended by deleting Section 5:5-23 in its entirety and substituting in lieu thereof the following new Section 5:5-23:

                  "5-23 REVISED BUSINESS PLAN. On or prior to March 12, 2002, the Borrowers shall have delivered to the Administrative Agent a revised Business Plan for the period through the Maturity Date which revised Business Plan shall be in form and substance satisfactory to the Administrative Agent and each of the Lenders."

         SECTION 1.4. Rejection of Leases. Section 5:5-31 of the Loan and Security Agreement is hereby amended by adding the following text immediately following "Section 365 of the Bankruptcy Code" in the second sentence of such
Section 5:5-31:

         "and to the extent that the Borrowers shall have failed to file any motions pursuant to Section 12:12-3(c)(i) and (ii)".

         SECTION 1.5. Superpriority Claims and Collateral Security. Section 9:9-1 of the Loan and Security Agreement is hereby amended by adding the following text immediately following the last sentence of such Section 9:9-1:

         "After the occurrence and continuance of an Event of Default, within one Business Day after notice to the Administrative Agent by counsel to the Debtors or counsel to the Creditors' Committee given in accordance with the provisions set forth in paragraph 9 of the Final Borrowing Order, the Administrative Agent shall deposit into the Carve-Out Account (as defined in the Final Borrowing Order) first proceeds received from a Liquidation in an amount not to exceed the Professional Expense Cap in effect at such time plus any fees required to be paid pursuant to 28 U.S.C. section 1930(a) and any fees and expenses payable by the Borrowers to the Clerk of the Bankruptcy Court."

         SECTION 1.6. Events of Default. Article 11: of the Loan and Security Agreement is hereby amended by deleting the first sentence of the lead-in paragraph of such Article 11: and substituting in lieu thereof the following new sentence:

         "The occurrence and continuance of any event described in Article 11: respectively shall constitute an 'EVENT OF DEFAULT' herein, and each reference to the occurrence of an Event of Default in this Agreement and the other Loan Documents shall mean the occurrence and continuance of an Event of Default".

         SECTION 1.7. Sale of Collateral.

         (a) Section 12:12-3 of the Loan and Security Agreement is hereby further amended by deleting clause (c) of such Section 12:12-3 in its entirety and substituting in lieu thereof the following new clause (c):

         "(c) The Administrative Agent may:

                  (i) By written notice to the Borrowers and the Creditors' Committee, require the Borrowers to file a motion seeking to retain one or more agents to sell, lease, or otherwise dispose of the Collateral on terms acceptable to the Administrative Agent. The Borrowers shall file such motion within ten (10) Business Days of the Administrative Agent's request and shall diligently prosecute such motion. If the Borrowers fail to so file the motion, the Administrative Agent may file and prosecute such a motion in the name of the Borrowers.

                  (ii) By written notice to the Borrowers and the Creditors' Committee, require the Borrowers to file a motion or motions seeking to sell, assume, assign, or otherwise dispose of any or all of the Real Estate (including, without limitation, leasehold interests) of the Borrowers pursuant to Section 363 and 365 of the Bankruptcy Code, on terms acceptable to the Administrative Agent. The Borrowers shall file such motion or motions within ten (10) business days of the Administrative Agent's request and shall diligently prosecute such motion. If the Borrowers fail to so file such motion(s), the Administrative Agent may, file and prosecute such a motion(s) in the name of the Borrowers.

                  All proceeds realized from any of the foregoing shall be turned over to the Administrative Agent for application to the Liabilities under, and in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation, Section 14:14-8. The Administrative Agent shall consult with counsel for the Creditors' Committee in connection with the exercise of any of its remedies provided hereunder and solicit such counsel's advice as to the manner to maximize the return on the Collateral, but nothing contained herein shall obligate the Administrative Agent to undertake any specific action by the

                  Creditors' Committee or limit the rights of the Administrative Agent hereunder."

         (b) Section 12:12-3 of the Loan and Security Agreement is hereby further amended by adding the following new clause (h) to such Section 12:12-3:

         "Notwithstanding anything herein or in the other Loan Documents to the contrary, in the event that the Administrative Agent in the exercise of the Administrative Agent's rights and remedies upon an Event of Default itself seeks to conduct going out of business sales of the Collateral at the Borrowers' premises, the Administrative Agent shall file a motion with the Bankruptcy Court with respect to the conduct of such sales to be heard on an expedited basis (subject to the Bankruptcy Court's calendar) but not sooner than five (5) Business Days after such motion is filed with the Bankruptcy Court."

         SECTION 1.8. Occupation of Business Location. Section 12:12-4 of the Loan and Security Agreement is hereby amended by deleting the first sentence of such Section 12:12-4 and substituting in lieu thereof the following new sentence:

         "In connection with the Administrative Agent's exercise of the Administrative Agent's rights under this Article 12:, upon written notice to the landlord of any leased premises that an Event of Default has occurred and is continuing and that the automatic stay has been lifted, the Administrative Agent may, subject to any separate agreement by and between such landlord and the Administrative Agent, enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied or used by the Administrative Agent, and shall be entitled to all of such Borrower's rights and privileges as lessee under such lease and without interference from the landlords thereunder; provided that the Administrative Agent shall only pay rent and additional rent obligations of the Borrowers that first arise after the Administrative Agent's written notice referenced above and that are payable during the period of such occupancy by the Administrative Agent, calculated on a per diem basis; provided further that landlords of nonresidential real property shall retain all rights available to them pursuant to section 365 of the Bankruptcy Code, including without limitation, the right to compel payment of administrative rent from the Borrowers and the right to compel assumption or rejection of nonresidential real property leases."

         SECTION 1.9. Notices. Section 18:18-1 of the Loan and Security Agreement is hereby amended by adding the following text to such Section 18:18-1:

         "If to the Creditors' Committee:
                                 Committee

                                    c/o Jay Randall Indyke, Esq. and Robert A.
                                    Boghosian, Esq., counsel to the Committee
                                    Kronish, Lieb, Weiner and Hellman, LLP

                                    1114 Avenue of the Americas
                                    New York, New York 100036-7798
                                    Fax: (212) 479-6275".

         SECTION 1.10. Rules of Construction. Section 20:20-13 of the Loan and Security Agreement is hereby amended by adding the following new clause (s) to such Section 20:20-13:

         "(s) To the extent any terms and conditions of this Agreement or any of the other Loan Documents are in conflict with the terms and conditions of the Final Borrowing Order as such Final Borrowing Order is entered by the Bankruptcy Court on February 26, 2002, the provisions of the Final Borrowing Order as entered shall control."

         SECTION 2. REVOLVING CREDIT EARLY TERMINATION FEE UNDER THE PREPETITION LOAN AGREEMENT. By its signature below, each of the Banks party to the Prepetition Loan Agreement acknowledges and agrees that no "Revolving Credit Early Termination Fee" (as defined in the Prepetition Loan Agreement) shall be due and payable pursuant to Section 2.15 of the Prepetition Loan Agreement as a result of the occurrence of the "End Date" (as defined in the Prepetition Loan Agreement) on the date hereof.

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:

                  (a) The Administrative Agent shall have received a counterpart signature page to this Amendment duly executed by each of the Borrowers, the Lenders and the Administrative Agent.

                  (b) The Final Borrowing Order shall have been entered in the Proceedings, which Final Borrowing Order shall incorporate, among other things, this Amendment.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as follows:

                  (a) Representations and Warranties in the Loan and Security Agreement. The representations and warranties of the Borrowers contained in the Loan and Security Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated by the Loan and Security Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrowers, or to the extent that such representations and warranties relate expressly to an earlier date.

                  (b) Ratification, Etc. Except as expressly amended or waived hereby, the Loan and Security Agreement and the other Loan Documents, and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Loan and Security Agreement shall, together with this Amendment, be read and construed as a single agreement. All references to the Loan and Security Agreement in the Loan and Security Agreement, the Loan Documents or any related agreement or instrument shall hereafter refer to the Loan and Security Agreement as amended hereby.

                  (c) Authority, Etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by such Person of all of its agreements and obligations under the Loan and Security Agreement as amended hereby are within the corporate authority of such Person and have been duly authorized by all necessary corporate action on the part of such Person.

                  (d) Enforceability of Obligations. This Amendment and the Loan and Security Agreement as amended hereby constitute the legal, valid and binding obligations of each of the Borrowers enforceable against such Person in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (e) No Default. No Default or Event of Default has occurred and is continuing, and no Default or Event of Default will exist after execution and delivery of this Amendment.

         SECTION 5. MISCELLANEOUS PROVISIONS.

                  (a) Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Loan and Security Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Loan and Security Agreement, as amended hereby, shall continue in full force and effect and that this Amendment and the Loan and Security Agreement shall be read and construed as one instrument. This Amendment shall constitute a "Loan Document" under and as defined in the Loan and Security Agreement.

                  (b) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

                  (c) This Amendment may be executed in any number of counterparts (which may be delivered via telecopier), but all such counterparts together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

                  (d) Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

                  (e) Pursuant to Section 20:20-9 of the Loan and Security Agreement, all reasonable costs and expenses incurred or sustained by the Administrative Agent or any Lender in connection with this Amendment, including the fees and disbursements of legal counsel for the Administrative Agent or such Lender in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not the transactions contemplated by this Amendment are consummated.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                                  THE BORROWERS' REPRESENTATIVE:

                                                            JACOBSON STORES INC.


                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name: Kevin C. Binkley
                                    ------------------------------------------

                             Title:  VP-Treasurer
                                    -------------------------------------------



                                                                  THE BORROWERS:

                                                            JACOBSON STORES INC.

                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name: Kevin C. Binkley
                                    ------------------------------------------

                             Title:  VP-Treasurer
                                    -------------------------------------------



                                                           JACOBSON CREDIT CORP.

                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name: Kevin C. Binkley
                                    ------------------------------------------

                             Title:  VP-Treasurer
                                    -------------------------------------------



                                                  JACOBSON STORES REALTY COMPANY

                                By  /s/   Kevin C. Binkley
                                    ------------------------------------------

                        Print Name: Kevin C. Binkley
                                    ------------------------------------------

                             Title:  VP-Treasurer
                                    -------------------------------------------

                  ADMINISTRATIVE AGENT, COLLATERAL AGENT AND DOCUMENTATION AGENT

                                                       FLEET RETAIL FINANCE INC.


                                By  /s/   James J. Ward
                                    -------------------------------------------

                        Print Name:     James J. Ward
                                    -------------------------------------------

                             Title:     Director
                                    -------------------------------------------


                                                                    THE LENDERS:

                                                       FLEET RETAIL FINANCE INC.


                                By  /s/   James J. Ward
                                    ------------------------------------------

                        Print Name:     James J. Ward
                                    ------------------------------------------

                             Title:     Director
                                    ------------------------------------------


                                                    FOOTHILL CAPITAL CORPORATION


                                By  /s/   Eileen Quinn
                                    ------------------------------------------

                        Print Name:     Eileen Quinn
                                    ------------------------------------------

                             Title:     Vice President
                                    ------------------------------------------


                                                          HELLER FINANCIAL, INC.

                                By  /s/   Richard J. Holston
                                    ------------------------------------------

                        Print Name:     Richard J. Holston
                                    ------------------------------------------

                             Title:     AVP
                                    ------------------------------------------

                                                      STANDARD FEDERAL BANK N.A.
                                                  (f/k/a Michigan National Bank)


                                By  /s/   Matthew Barbuscak
                                    ------------------------------------------

                        Print Name:     Matthew Barbuscak
                                    ------------------------------------------

                             Title:     Vice President
                                    ------------------------------------------


                                                   ORIX FINANCIAL SERVICES, INC.


                                By  /s/   Dawn M. Dieter
                                    ------------------------------------------

                        Print Name:     Dawn M. Dieter
                                    ------------------------------------------

                             Title:     Vice President
                                    ------------------------------------------


                                                              THE PROVIDENT BANK


                                By  /s/   Cary M Sierzputowski
                                    ------------------------------------------

                        Print Name:     Cary M Sierzputowski
                                    ------------------------------------------

                             Title:     Vice President
                                    ------------------------------------------


                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                By  /s/   Bruce Kasper
                                    ------------------------------------------

                        Print Name:     Bruce Kasper
                                    ------------------------------------------

                             Title:     Vice President
                                    ------------------------------------------


                                                                   COMERICA BANK


                                By  /s/   Andrew Ottaway
                                    ------------------------------------------

                        Print Name:     Andrew Ottaway
                                    ------------------------------------------

                             Title:     Vice President
                                    ------------------------------------------